 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7910 Main Street, 2nd Floor, Houma LA	70360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(985) 876-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2018, the Company entered into an amendment and exchange agreement with certain affiliates of The Carlyle Group (collectively, “Carlyle”) that are holders of the Company’s outstanding 3.75% convertible senior notes due December 2022 (the “Notes”), pursuant to which:

●

The Company and Carlyle agreed to exchange $50 million in aggregate principal amount of the Notes for warrants to purchase shares of the Company’s common stock, par value $0.01 per share (“Shares”), at an exercise price of $0.01 per Share representing an implied exchange rate of approximately 37.73 Shares per $1,000 in principal amount of the Notes (equivalent to an exchange price of $26.50 per Share) for a total of approximately 1.9 million Shares (the “Exchange”); and

●

The Company and Carlyle agreed to amend the $125 million in principal amount of Notes that will remain outstanding to (i) increase the interest rate from 3.75% per annum to 4.25% per annum and (ii) extend the maturity date of the Notes by 12 months to December 2023.

The issuance of the warrants to Carlyle in the Exchange was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On May 2, 2018 the Company issued a press release announcing the closing of the transactions contemplated by the amendment and exchange agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is qualified in its entirety by reference to the amendment and exchange agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The warrants issuable in the Exchange were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. In determining that the issuance of warrants in the Exchange qualified for the exemption from registration provided by Section 4(a)(2), the Company relied on the following facts: (i) Carlyle is an accredited investor, (ii) the Company did not use any form of general solicitation or advertising to offer the warrants and (iii) the investment intent of Carlyle.

Item 3.03. Material Modification to Rights of Securities Holders.

The information provided in Item 1.01 regarding the Exchange and the amendment of the interest rate and maturity date of the Notes is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment and Exchange Agreement, dated as of May 2, 2018, by and among SEACOR Marine Holdings Inc. and the purchasers named therein.
99.1	Press Release of SEACOR Marine Holdings Inc. dated May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2018

SEACOR Marine Holdings Inc.

By:	/s/ John Gellert
Name: John Gellert
Title: President and Chief Executive Officer